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                                                                    Exhibit 9(b)

                               December 30, 1996




First Providian Life and Health
  Insurance Company
520 Columbia Drive
Johnson City, New York 13790

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 33-94204) filed by First Providian Life and Health Insurance Company and First Providian Life and Health Insurance Company Separate Account C with the Securities and Exchange Commission under the Securities act of 1933 and the Investment Company Act of 1940.

                            Very truly yours,



                            /s/ Jorden Burt Berenson & Johnson LLP
                            --------------------------------------
                            JORDEN BURT BERENSON & JOHNSON LLP